FOR IMMEDIATE RELEASE NEWS

August 3, 2021 OTCQB: FTCO

FORTITUDE GOLD REPORTS RECORD SECOND QUARTER PRODUCTION AND NET INCOME OF $8.3M OR $0.35 PER SHARE

COLORADO SPRINGS – August 3, 2021 - Fortitude Gold Corp. (OTCQB: FTCO) (the “Company”) reported record production and financial results for the second quarter ended June 30, 2021 of 14,579 ounces of gold produced at $628 per ounce all-in sustaining cost, $25.9 million net sales, and a $13.8 million increase to its treasury to $41.5 million from December 31, 2020.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A.

Q2 2021 FINANCIAL RESULTS AND HIGHLIGHTS

●	$41.5 million cash balance on June 30, 2021; an increase of 50%, or $13.8 million from December 31, 2020
●	$8.3 million net earnings or $0.35 per share
●	$25.9 million net sales
●	$16.4 million cash from year-to-date operating activities
●	14,579 gold ounces produced
●	6.75 grams per tonne average gold grade mined
●	$72 million working capital, an increase of 72% from December 31, 2020
●	$13.2 million mine gross profit
●	$564 per ounce cash cost after by-product credits
●	$628 per ounce total all-in sustaining cost
●	$0.24 annual cash dividend per share initiated, subsequently increased by 50% to $0.36 per share

Overview of Q2 2021 Results

Fortitude Gold sold 14,510 gold ounces at a total cash cost of $564 per ounce (after by-product credits). Realized metal prices during the quarter averaged $1,794 per ounce gold*.  The Company recorded net income of $8.3 million, or $0.35 per share.  Cash and cash equivalents at quarter end totaled $41.5 million. The Company produced 14,579 ounces of gold during the quarter and recently increased its 2021 Annual Outlook, now targeting 45,000 gold ounces (a range of 40,000 to 45,000 ounces).

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

Mr. Jason Reid, CEO and President of Fortitude Gold, stated, “The second quarter marked a record for production with 14,579 gold ounces, record net income of $8.3 million and a record cash balance of $41.5 million.  This record-breaking quarter, on the back of an outstanding first quarter, gave us the confidence and ability to initiate our dividend business strategy.  We declared a $0.24 annual dividend in April and a 50% increase in May to $0.36 annually.  Subsequent to the quarter we increased the dividend again by 17% to $0.42 annually.  Our Isabella Pearl mine continues to exceed expectations including the average grade mined during the quarter of 6.75 grams gold per tonne.  We had excellent exploration results during the quarter on the Isabella Pearl mineralized trend, specifically at our Scarlet target, as well as on our Golden Mile and East Camp Douglas properties. Fortitude Gold is poised to make additional deposit discoveries on our exceptional property portfolio in the best region of the Walker Lane Mineral Belt of Nevada.  We aim to be a long-term gold producer in Nevada as we look to build our second mine and as a dividend payer as we return substantial cash back to our shareholders.”

The following Production Statistics table summarizes certain information about our Isabella Pearl Mine for three and six months ended June 30, 2021 and 2020:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Ore mined
Ore (tonnes)	158,507	143,818	314,729	302,572
Gold grade (g/t)	6.75	1.54	5.90	1.33
Low-grade stockpile (tonnes)
Ore (tonnes)	—	—	—	18,490
Gold grade (g/t)	—	—	—	0.57
Pre-strip waste	—	—	—	1,346,316
Waste (tonnes)	1,681,710	1,715,609	3,056,909	2,160,341
Metal production (before payable metal deductions)(1)
Gold (ozs.)	14,579	5,208	26,115	8,900
Silver (ozs.)	10,043	5,902	17,176	10,985

The following Sales Statistics table summarizes certain information about our Isabella Pearl Mine for three and six months ended June 30, 2021 and 2020:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Metal sold
Gold (ozs.)	14,510	5,054	25,982	8,809
Silver (ozs.)	9,946	5,851	16,841	11,430
Average metal prices realized (1)
Gold ($per oz.)	1,794	1,708	1,799	1,651
Silver ($per oz.)	26.30	16.10	26.27	16.36
Precious metal gold equivalent ounces sold
Gold Ounces	14,510	5,054	25,982	8,809
Gold Equivalent Ounces from Silver	146	55	246	113
	14,656	5,109	26,228	8,922

Total cash cost before by-product credits per gold ounce sold	$582	$1,420	$568	$1,391
Total cash cost after by-product credits per gold ounce sold	$564	$1,401	$551	$1,370
Total all-in sustaining cost per gold ounce sold	$628	$1,455	$605	$1,402

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and six months ended June 30, 2021 and 2020, its financial condition at June 30, 2021 and December 31, 2020, and its cash flows for the six months ended June 30, 2021 and 2020. The summary data as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 is unaudited; the summary data as of December 31, 2020 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2020, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,529	$27,774
Accounts receivable	3,257	145
Inventories	31,588	23,051
Prepaid expenses and other current assets	2,591	1,962
Total current assets	78,965	52,932
Property, plant and mine development, net	38,337	50,990
Operating lease assets, net	2,624	6,198
Deferred tax assets	114	959
Other non-current assets	1,950	1,946
Total assets	$121,990	$113,025
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,433	$1,715
Loans payable, current	255	665
Finance lease liabilities, current	176	398
Operating lease liabilities, current	2,624	6,198
Income taxes payable	121	—
Mining taxes payable	423	1,001
Other current liabilities	934	1,092
Total current liabilities	6,966	11,069
Asset retirement obligations	4,326	3,844
Loans payable, long-term	73	117
Finance lease liabilities, long-term	22	27
Total liabilities	11,387	15,057
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at June 30, 2021 and nil shares authorized and outstanding at December 31, 2020	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 23,961,208 shares outstanding at June 30, 2021 and 21,211,208 shares outstanding at December 31, 2020	240	212
Additional paid-in capital	103,471	99,682
Retained earnings (accumulated deficit)	6,892	(1,926)
Total shareholders' equity	110,603	97,968
Total liabilities and shareholders' equity	$121,990	$113,025

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2021 and 2020
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Sales, net	$25,903	$8,576	$46,557	$14,433
Mine cost of sales:
Production costs	8,059	7,030	14,144	11,957
Depreciation and amortization	4,638	1,823	8,285	3,208
Reclamation and remediation	47	4	76	(7)
Total mine cost of sales	12,744	8,857	22,505	15,158
Mine gross profit (loss)	13,159	(281)	24,052	(725)
Costs and expenses:
General and administrative expenses	1,186	594	7,345	1,188
Exploration expenses	1,039	416	2,357	593
Other expense, net	47	62	84	110
Total costs and expenses	2,272	1,072	9,786	1,891
Income (loss) before income and mining taxes	10,887	(1,353)	14,266	(2,616)
Mining and income tax expense	2,553	325	3,531	450
Net income (loss)	$8,334	$(1,678)	$10,735	$(3,066)
Net income (loss) per common share:
Basic	$0.35	$(168)	$0.45	$(307)
Diluted	$0.34	$(168)	$0.45	$(307)
Weighted average shares outstanding:
Basic	23,958,319	10,000	23,788,152	10,000
Diluted	24,189,989	10,000	24,007,557	10,000

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2021 and 2020
(U.S. dollars in thousands)
(Unaudited)

	Six months ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$10,735	$(3,066)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	8,344	3,282
Stock-based compensation	3,317	—
Deferred taxes	845	—
Other operating adjustments	31	(6)
Changes in operating assets and liabilities:
Accounts receivable	(3,112)	(99)
Inventories	(2,922)	(2,816)
Prepaid expenses and other current assets	(629)	(11)
Other non-current assets	(4)	(256)
Accounts payable and other accrued liabilities	301	(946)
Income and mining taxes payable	(457)	450
Net cash provided by (used in) operating activities	16,449	(3,468)

Cash flows from investing activities:
Capital expenditures	(596)	(6,195)
Net cash used in investing activities	(596)	(6,195)

Cash flows from financing activities:
Contributions from GRC	—	9,680
Dividends paid	(1,917)	—
Issuance of common stock	500	—
Repayment of loans payable	(454)	(435)
Repayment of capital leases	(227)	(217)
Net cash (used in) provided by financing activities	(2,098)	9,028

Net increase (decrease) in cash and cash equivalents	13,755	(635)
Cash and cash equivalents at beginning of period	27,774	866
Cash and cash equivalents at end of period	$41,529	$231

Supplemental Cash Flow Information
Interest expense paid	$20	$50
Income and mining taxes paid	$3,143	$—
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$561	$(1,517)
Change in estimate for asset retirement costs	$372	$1,097
Stock contributed from Parent	$—	$100

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt, with the Isabella Pearl gold mine in current production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com